                         REGISTRATION RIGHTS AGREEMENT



                          This Registration Rights Agreement (this "Agreement")
is entered into as of February 3, 1994 by and between Westwood One, Inc., a Delaware corporation (the "Company"), and Infinity Network Inc., a Delaware corporation (the "Purchaser").

                               R E C I T A L S :

                 A. Pursuant to a Securities Purchase Agreement entered into concurrently herewith between the Company and the Purchaser (the "Securities Purchase Agreement"), the Purchaser has purchased from the Company 5,000,000 shares of common stock of the Company ("Common Stock") and a warrant to purchase an additional 3,000,000 shares of Common Stock (the "Purchase Warrant").

                 B. Pursuant to a Management Agreement (the "Management Agreement") entered into concurrently herewith between the Company and Infinity Broadcasting Corporation ("Infinity"), which owns all of the outstanding capital stock of the Purchaser, the Company has issued to the Purchaser a warrant to purchase an additional 1,500,000 shares of Common Stock (the "Management Warrant"), upon and subject to the terms and conditions set forth therein.

                 C. The Company and the Purchaser desire in this Agreement to provide, with respect to the above-described securities of the Company, for (i) the granting to the Purchaser of the registration rights set forth herein, and (ii) certain contractual restrictions on any sale or disposition thereof.

                               A G R E E M E N T

                 NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                              REGISTRATION RIGHTS

                 1.1      Definitions.  As used in this Section 1:

                          (a)  The terms "register," "registered," and
"registration" refer to a registration effected by filing with





                                   Exhibit 7
the Securities and Exchange Commission (the "SEC") a registration statement ("Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act") and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

                          (b)     The term "Registrable Securities" means (i)
the 5,000,000 shares of Common Stock issued to the Purchaser concurrently herewith pursuant to the Securities Purchase Agreement, (ii) any and all shares of Common Stock hereafter issued upon exercise of the Purchase Warrant, and
(iii) any and all shares of Common Stock hereafter issued upon exercise of the Management Warrant. The term "Registrable Securities" shall also include any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend, stock split or other distribution with respect to, or in exchange for, upon reclassification or in replacement of, Registrable Securities. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or otherwise, the number of shares of Registrable Securities used throughout this Agreement for various purposes shall be proportionately increased or decreased.

                 1.2 Demand Registration. If the Company shall receive from the Purchaser a written request to register shares of Registrable Securities (a "Demand"), the Company shall prepare and file a Registration Statement under the 1933 Act covering the shares so requested to be registered, and shall use its best efforts to cause as expeditiously as possible such Registration Statement to become effective; provided, however, that if at the time the request for registration is made, the Company is in the process of registering securities under the 1933 Act for sale by it or has pending or in process a material transaction, the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, materially and adversely affect the Company, the Company may defer the filing (but not the preparation) of the requested Registration Statement (a) in the case of another registration statement in process, until the filing or abandonment of such registration statement but in no event longer than sixty (60) days, and (b) in the case of a material transaction, for up to sixty (60) days (but the Company shall use its best efforts to resolve the transaction and file the Registration Statement as soon as practicable). The Company shall be required to register the Registrable Securities pursuant to this Section 1.2 in response to any Demand by Purchaser, provided (i) no Demand may be made by Purchaser until on and after one year from the date hereof, (ii) only one Demand may be made by Purchaser (together with all permitted assignees thereof pursuant to Section 1.9) in any calendar year and (iii) the Company shall not be required to register the Registrable





                                      C-2.

Securities more than three (3) times on registration forms other than Form S-3 (or any substantially equivalent successive form). The registration of Registrable Securities under this Section 1.2 shall not be deemed to have been requested unless such registration becomes effective (provided that if, within one hundred twenty (120) days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have become effective unless 80% of such Registrable Securities have been sold pursuant to such registration), and if the registration has remained effective for one hundred twenty (120) days without such interference such registration shall be deemed to have been requested regardless of whether any of the Registrable Securities are ultimately sold pursuant to such registration. The Company may grant piggyback registration rights with respect to any registration statement demanded pursuant to this Section 1.2, provided that any such rights shall be subject to the priority of Purchaser's rights under this
Section 1.2.

                 1.3      Incidental Registrations.

                          (a)     If at any time or from time to time the
Company shall determine to register any of its securities, either for its own account or the account of security holders, other than a registration relating solely to employee benefit plans or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, the Company will:

                                  (i)     promptly give to Purchaser written
                 notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made by Purchaser within thirty (30) days after receipt of such written notice from the Company, except as set forth in
                 Section 1.3(b) below.

                          (b)     If the registration of which the Company
gives notice is for a registered public offering involving an underwriting, the Company shall so advise Purchaser as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of Purchaser to registration pursuant to this Section 1.3 shall be conditioned upon Purchaser's participation in such underwriting and the inclusion of Purchaser's Registrable





                                      C-3.

Securities in the underwriting to the extent provided herein. Purchaser, together with the Company and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares or type of securities to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this Section. The Company shall so advise all holders of the Company's securities that would otherwise have a right to be so registered and underwritten and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated among Purchaser and all such other holders in proportion, as nearly as practicable, to the respective amounts of securities of the Company proposed to be included in such underwritten offering by all shareholders other than the Company; provided, however, that the rights of Purchaser to include all or any allocable portion of such Registrable Securities shall be subject to the priority (prior to any allocation to Purchaser or others) of the holders of existing "demand" registration rights similar to that provided in Section 1.2 hereof existing on the date hereof (all such existing rights are included in agreements listed on Schedule 2.2 to the Securities Purchase Agreement) and of other holders of demand registration rights permitted pursuant to the proviso to Section 1.9 hereof. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If Purchaser disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

                          (c)     The Purchaser agrees that any shares of
Registrable Securities which are not included in an underwritten public offering described in Section 1.3(b) shall not be publicly sold by the Purchaser for a period, not to exceed one hundred twenty (120) days, which the managing underwriter reasonably determines is necessary in order to effect such underwritten public offering.

                 1.4 Expenses of Registration. All expenses incurred in connection with the registrations effected pursuant to Section 1.2 and all registrations effected pursuant to Section 1.3, including without limitation all registration, filing, listing and qualification fees (including SEC, securities exchange,





                                      C-4.

National Association of Securities Dealers Inc. and blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for each of the Company and Purchaser (if Purchaser is participating in such registration), and expenses of any special audits and/or "cold comfort" letters incidental to or required by such registration, fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' discounts or commissions relating to Registrable Securities.

                 1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                          (a)    prepare and file with the SEC (but in any event
within ninety (90) days after the date of the Demand pursuant to Section 1.2) a Registration Statement with respect to such Registrable Securities (which, in the case of a Demand registration pursuant to Section 1.2, shall be on a form designated by the underwriters or Purchaser) and use its diligent best efforts to cause such Registration Statement to become effective, and, upon the request of Purchaser, keep such Registration Statement effective for up to one hundred twenty (120) days or such longer period as the Company may agree upon, or until Purchaser has completed the distribution relating thereto, whichever occurs first;

                          (b)    prepare and file with the SEC such amendments
and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such registration statement effective as provided in Section 1.5(a) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement provided that, before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company will furnish to Purchaser copies of all documents proposed to be filed, which documents will be subject to the comments of Purchaser and its counsel;

                          (c)    furnish to Purchaser such numbers of copies of
the registration statement, the prospectus, including a preliminary prospectus, and of each amendment and supplement (in each case, including all exhibits), in conformity with the requirements of the 1933 Act, and such other documents as





                                      C-5.

Purchaser may reasonably request in order to facilitate the disposition of Registrable Securities owned by Purchaser;

                          (d)     use its best efforts to register and qualify
the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions in such states as shall be reasonably necessary to facilitate an orderly distribution of the Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such jurisdiction that, but for the requirements of this Section 1.5(d), it would not be obligated to be so qualified or to file a general consent to service of process in any such states or jurisdictions;

                          (e)     use its best efforts to cause such securities
covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of the United States of America or any state thereof as may be necessary to enable Purchaser to consummate the disposition of such securities;

                          (f)     in the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, usual and customary in form, with the managing underwriter of such offering; Purchaser shall also enter into and perform its obligations under such agreement; and the Company shall take such other actions as the underwriters reasonably request in order to expedite or facilitate a disposition of such securities;

                          (g)     use its best efforts to cause all such
securities covered by such Registration Statement to be listed on any securities exchange on which the Common Stock is then listed, and if the Common Stock is not already so listed at such time, to use its best efforts promptly to cause all such securities to be listed on either the New York Stock Exchange or the American Stock Exchange or to be included in the National Association of Securities Dealers Automotive Quotation System on the National Market List; and to provide a transfer agent and registrar for such securities covered by such Registration Statement no later than the effective date of such Registration Statement;

                          (h)     use its best efforts to obtain a "cold
comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as Purchaser shall reasonably request;





                                      C-6.

                          (i)     notify Purchaser at any time when a
prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which, or of the Company becoming otherwise aware that, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Purchaser, prepare and furnish to Purchaser a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities under such Registration Statement, such prospectus shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                          (j)     make reasonably available for inspection by
representatives of Purchaser, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Purchaser or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company reasonably requested by such persons in connection with such Registration Statement.

                 Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event described in Section 1.5(i), Purchaser will forthwith discontinue disposition of such securities pursuant to such Registration Statement until Purchaser's receipt of the copies of the supplemental or amended prospectus contemplated by Section 1.5(i), and, as so directed by the Company, Purchaser will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Purchaser's possession, of the prospectus covering such securities covered by such Registration Statement current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in
Section 1.5(a) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 1.5(i) and through the date when each seller of such securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.5(i).

                 1.6 Selection of Underwriter. In any registration which is being effected as a result of a Demand by Purchaser pursuant to Section 1.2, Purchaser shall have the exclusive right to designate the managing underwriter or underwriters with





                                      C-7.

respect to the related offer, which underwriter or underwriters must be reasonably acceptable to the Company. In all other registrations, the Company shall select, in its sole discretion, the managing underwriter or underwriters with respect to the related offering of the Common Stock.

                 1.7      Indemnification.

                          (a)  The Company will, and does hereby undertake to,
indemnify and hold harmless Purchaser, each of Purchaser's officers, directors and affiliates, and each person controlling Purchaser, with respect to any registration, qualification, listing, or compliance effected pursuant to this
Section 1, and each underwriter, if any (including any broker or dealer which may be deemed an underwriter), and each person who controls any underwriter (including any such broker or dealer), of the Registrable Securities held by or issuable to Purchaser, against all claims, losses, damages, liabilities and expenses, joint or several (or actions in respect thereto whether or not a party thereto), to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act"), or other federal, state or common law, or otherwise, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final or summary prospectus, offering circular, or other similar document or any amendment or supplement thereto (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, listing, or compliance, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, Purchaser, each such underwriter, and each such director, officer, affiliate and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action (whether or not the indemnified party is a party to any proceeding); provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by Purchaser or by such underwriter and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other indemnified party and shall survive the transfer of such securities by Purchaser.





                                      C-8.

                          (b)     Purchaser will indemnify the Company, each of
its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, against all claims, losses, damages, liabilities and expenses, joint or several (or actions in respect thereto whether or not a party thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary, final or summary prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, each such underwriter and each such director, officer, partner, and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action (whether or not the indemnified party is a party to any proceeding), in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, preliminary, final or summary prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Purchaser and stated to be specifically for use therein; provided, however, that the liability of Purchaser hereunder shall be limited to the net proceeds received by Purchaser from the sale of securities under such Registration Statement.

                          (c)     Each party entitled to indemnification under
this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, except to the extent that such





                                      C-9.

failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a full and final release from all liability in respect to such claim or litigation.

                          (d)     Indemnification similar to that specified in
this Section 1.7 (with appropriate modifications) shall be given by the Company and Purchaser with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the 1933 Act.

                          (e)     If recovery is not available under the
foregoing indemnification provisions of this Section 1.7 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses. In determining the amount of contribution which the respective parties are entitled, there shall be considered the relative fault of each party in connection with the statements or omissions which resulted in such claims, losses, damages or actions, as well as other equitable considerations appropriate under the circumstances. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this section 1.7(e), Purchaser will not be obligated to make contributions which in the aggregate exceeds the amount for which it would have been liable pursuant to Section 1.7(b) had indemnification been available thereunder.

                          (f)     The obligations of the parties under this
Section 1.7 shall be in addition to any liabilities which any party may otherwise have to any other party.

                 1.8 Information by Purchaser. Purchaser shall furnish to the Company such information regarding Purchaser and the distribution proposed by Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1.

                 1.9 Transfer of Registration Rights. The rights, contained in Sections 1.2 and 1.3 hereof, to cause the Company to register the Registrable Securities, may be assigned or otherwise





                                     C-10.

conveyed to a transferee or assignee of Registrable Securities, provided that such transferee or assignee (or, if such transferee or assignee is Infinity or a wholly-owned subsidiary of Infinity, together with Infinity and other wholly-owned subsidiaries of Infinity) acquires at least 500,000 shares of the Common Stock constituting Registrable Securities held by the transferring holder, and, provided further, that the Company is given written notice by the transferor at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

                 1.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Purchaser, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (a) require the Company to effect a registration under terms and conditions inconsistent with Purchaser's registration rights under Sections 1.2 or 1.3 hereof, or (b) include any securities in any registration filed under Section 1.3 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent of such holder's allocable portion consistent with Section 1.3(b); provided, however, that the Company may grant rights to demand registrations under which such holders shall have priority (prior to allocation among Purchaser and other holders possessing "piggyback" registration rights, but not prior to Purchaser's Demand rights under Section 1.2 hereof).

                 1.11     Rule 144 Reporting.   With a view to making available
to Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                          (a)     at all times make and keep public information
available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act;

                          (b)     file with the SEC, in a timely manner, all
reports and other documents required of the Company under the 1933 Act and 1934 Act; and

                          (c)     so long as Purchaser owns any Registrable
Securities, furnish to Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the 1933 Act, and of





                                     C-11.

the 1993 Act and the 1934 Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.


                                   SECTION 2

                            RESTRICTIONS ON TRANSFER

                 2.1      Definition of "Transfer".  For purposes of this
Section 2, the term "Transfer" includes any sale, transfer, pledge, hypothecation, assignment, encumbrance or other disposition to any person.

                 2.2 Restrictions on Transfer of Purchase Warrant and Management Warrant. The Purchaser and the Company agree that, subject to compliance with all applicable securities laws, Purchaser may Transfer the Purchase Warrant or Management Warrant, or any portion thereof, (a) to any wholly-owned subsidiary of Purchaser or to Infinity or any wholly-owned subsidiary of Infinity and (b) to any other person or entity to the extent that the right to acquire shares of Common Stock has vested pursuant to the terms of the Purchase Warrant or Management Warrant, respectively, provided that such transferee agrees in writing to be bound by the provisions of Section 2.3 with respect to the shares of Common Stock issued upon exercise of either such Warrant as if such transferee were the "Purchaser" referred to therein.

                 2.3 Restrictions on Transfer of Registrable Securities. The Purchaser agrees to the following contractual restrictions (which shall be in addition to any restrictions on transfer imposed by applicable securities laws) on any Transfer of the Registrable Securities:

                          (a)     The Purchaser shall not Transfer any of the
Registrable Securities under any circumstances for a period of one (1) year following the date hereof;

                          (b)     If the Company terminates the Management
Agreement other than pursuant to Section 3.2(b) or (c) thereof, there shall be no restrictions on Transfer of the Registrable Securities except the one-year restriction set forth in (a) above;

                          (c)     If the Manager terminates the Management
Agreement, or if the Company terminates the Management Agreement pursuant to
Section 3.2(b) or (c) thereof, the Purchaser may





                                     C-12.

Transfer without contractual restriction such of the Registrable Securities as Purchaser could, pursuant to Section 2.3(d), permissibly Transfer immediately prior to such termination, and may additionally Transfer all of the other Registrable Securities without contractual restriction upon the earlier of (i) one year following such termination and (ii) five years after the date hereof; and

                          (d)     If the Management Agreement is not
terminated, upon and after two years following the date hereof, the Purchaser may sell in the aggregate twenty-five percent (25%) of the sum of (i) the Registrable Securities then held by the Purchaser plus (ii) any Registrable Securities which, at the time of calculating such percentage amount, could then be acquired by the Purchaser upon exercise of the Purchase Warrant and the Management Warrant; and such percentage amount shall be increased by twenty-five percent (25%) on each subsequent anniversary date thereafter (i.e., fifty percent (50%) on the third anniversary of the date hereof, seventy-five percent (75%) on the fourth anniversary of the date hereof, and one hundred percent (100%) on the fifth anniversary of the date hereof).


                                   SECTION 3

                                 MISCELLANEOUS

                 3.1 Entire Agreement. This Agreement, the Securities Purchase Agreement, the Purchase Warrant, the Management Agreement, the Management Warrant, the Stock Purchase Agreement (as defined in the Management Agreement) and the Voting Agreement (as defined in the Securities Purchase Agreement) constitute the entire agreement of the parties and supersede all prior written or oral agreements, contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

                 3.2 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

                 3.3 Amendments and Waivers. This Agreement may not be modified, amended or waived except by written document specifically identifying this Agreement and signed by the parties, except that waivers may be effected by such written document if only signed by the party against which such waiver is sought to be enforced.





                                     C-13.

                 3.4 Headings. The headings included in this Agreement are for convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                 3.5 Attorneys' Fees. In the event of litigation or other proceeding in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including without limitation reasonable attorney fees and expenses of investigation in connection with such litigation or proceeding.

                 3.6 Notices. All notices hereunder shall be in writing and shall be given to the respective parties by U. S. mail, personal delivery, or facsimile transmission to their respective addresses as follows:

        If to the Company:        Westwood One, Inc.
                                  9540 Washington Boulevard
                                  Culver City, California  90232
                                  Attention:  Mr. Norman J. Pattiz
                                  Facsimile:  (310) 840-0834

        with a copy to:           Riordan & McKinzie
                                  5743 Corsa Avenue, Suite 116
                                  Westlake Village, California  91362
                                  Attention:  Lawrence C. Weeks, Esq.
                                  Facsimile:  (818) 706-2956

        If to Purchaser:          Infinity Network Inc.
                                  c/o Infinity Broadcasting Corporation
                                  600 Madison Avenue, 4th Floor
                                  New York, New York  10022
                                  Attention:  Mr. Farid Suleman
                                  Facsimile:  (212) 898-2959

        with a copy to:           Debevoise & Plimpton
                                  875 Third Avenue
                                  New York, New York  10022
                                  Attention:  Richard D. Bohm, Esq.
                                  Facsimile:  (212) 909-6836


All such notices shall be deemed effective upon receipt.

                 3.7      Successors and Assigns.  Subject to Section 1.9 and
Section 2 hereof, this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. The Company may not assign its rights under this Agreement without the prior written consent of Purchaser.





                                     C-14.

                 3.8 Remedies, Waivers. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. The parties to this Agreement acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that either party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, without the requirement of posting any bond. All rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies available under this Agreement or otherwise.

                 3.9 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

                 3.10 Termination. The provisions of this Agreement shall terminate and be of no further effect upon the earlier to occur of (a) the mutual consent of the Company and Purchaser and (b) Purchaser ceasing to own or have rights to acquire Registrable Securities.

                 3.11 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                 3.12 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.





                                     C-15.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers, duly authorized for such purpose, as of the date first written above.



                                       WESTWOOD ONE, INC.



                                       By:   /s/ Eric R. Weiss
                                           Name: Eric R. Weiss
                                           Title: Senior Vice President


                                      INFINITY NETWORK INC.



                                      By:   /s/ Farid Suleman
                                          Name: Farid Suleman
                                          Title: Vice President - Finance





                                     C-16.